Exhibit 6.2

LOAN AND SECURITY AGREEMENT

(“Agreement”)

This Agreement dated August 19, 2016, is an agreement between CRESTMARK BANK, a Michigan banking corporation (“Crestmark”), and COHERIX, INC., a Delaware corporation (“Borrower”). In this Agreement, Crestmark and Borrower are collectively the “Parties”. Any person who guarantees the obligations of Borrower (each a “Validity Guarantor” subject to the terms and conditions of the Validity Guaranty) is required to sign this Agreement. The Parties have the addresses shown on the schedule (“Schedule”) which is attached to this Agreement. These are the addresses of the Parties for all purposes and may be changed by one party giving notice to the other party in writing of the new address.

1.                  PURPOSE. The purpose of this Agreement, including the Schedule, is to set forth the terms and conditions of the loan from Crestmark to Borrower (“Loan”) and the obligations of Borrower. The Schedule is part of this Agreement. The promissory note (“Note”) to be signed by Borrower, any guaranty(s), and any other documents now or hereafter signed by any of the Parties in connection with this Agreement, the Loan or any document issued by Crestmark or the bank holding the lockbox (“Lockbox Bank”), including subordination agreements or intercreditor agreements, are also all part of this Agreement. All of the documents together are referred to collectively as the “Loan Documents”.

2.                  LOAN; LOAN ADVANCES.

A.                 Any disbursement of money or advance of credit by Crestmark, including but not limited to amounts advanced for the payment of interest, fees, expenses and amounts necessary to protect, maintain and preserve Crestmark’s Collateral under the Loan Documents (“Protective Disbursements”), is referred to collectively as an “Advance”. Whether Crestmark makes an Advance is in Crestmark’s sole discretion. If an Advance is made, it will be made in accordance with the advance formula set forth in the Schedule (“Advance Formula”); but not at any time to exceed the maximum amount set forth on the Schedule (“Maximum Amount”). Crestmark may choose to make Protective Disbursements in excess of the Maximum Amount or Advance Formula in its sole discretion. Each time Crestmark makes an Advance, including a Protective Disbursement, the Advance will be debited against an account in Borrower’s name on Crestmark’s books (“Loan Account”), and each payment will be credited against the Loan Account in the manner described in this Agreement.

B.                  The total amount Borrower owes to Crestmark will be the aggregate of the Advances made by Crestmark, the expenses and fees set forth in the Schedule and any and all costs incurred by Crestmark (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (together with all other obligations of Borrower under the Loan Documents, the “Obligations” and/or “Indebtedness”).

C.                  Borrower must repay all Advances with respect to the Loan with interest, which is due monthly as specified in the Note, along with all other fees and expenses of Crestmark set forth herein or in the Schedule. Crestmark may in its sole discretion collect any Obligations due Crestmark by (i) directly applying any funds in the Lockbox Account, as defined in paragraph 5 below, to the Obligations (ii) directly applying funds from any reserve to the Obligations, (iii) collecting the Obligations directly from Borrower; or (d) otherwise collecting the Obligations. Borrower understands that all the Obligations are repayable at any time in full or in part upon demand by Crestmark. Crestmark may make demand for partial payments and such demand will not preclude Crestmark from demanding payment in full at any time.

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D.                  Borrower must comply with its representations, promises, covenants and reporting requirements set forth in this Agreement, in the Schedule and in the other Loan Documents. Borrower’s failure to do any of the foregoing and/or Guarantor’s failure to comply with the terms of its Guaranty are both a default under this Agreement (“Default”). The demand nature of the Obligations is not modified by reference to a Default in this Agreement or the other Loan Documents and any reference to a Default is for the purpose of permitting Crestmark to exercise it remedies for Default, including charging interest at the Extra Rate provided in the Note.

E.                   The aggregate amount of all Advances, plus the expenses and fees set forth in the Schedule, any and all costs incurred by Crestmark (including reasonable attorney’s fees), and interest at the rate set forth in the Note on all amounts advanced (the “Loan Amount”), may not, at any time, exceed the Maximum Amount” or the Advance Formula, and Borrower understands that if at any time it should owe more to Crestmark than the lesser of the Maximum Amount or the Advance Formula it must repay that amount immediately, whether or not demand to repay the whole of the Obligations has been made. Protective Disbursements must be immediately repaid whether or not the lesser of the Maximum Amount or the Advance Formula has been exceeded.

3.                  RESERVES. If Crestmark believes in its sole discretion that the prospect for repayment of the Obligations is impaired or that its Collateral margin is insufficient, Crestmark may establish cash reserves and credit balances to protect its interests and the repayment of the Obligations. The reserve may be established by reducing the Advance Formula to achieve the target reserve level, withholding monies due Borrower from any payments Crestmark receives, from a cash payment from Borrower or any other method Crestmark chooses. Any money in a reserve account, whether or not it is a cash reserve, will not earn interest for Borrower, and Crestmark may apply the funds in the reserve account to reduce the Obligations at any time Crestmark elects.

4.                  FEES AND EXPENSES. In connection with the Loan there are several types of fees that may be charged and Borrower may be required to maintain a minimum Loan balance. Such fees and requirements are set forth in the Schedule. In addition, all expenses of every kind incurred by Crestmark in connection with the Loan, any Advance, collection of the Obligations, inspection, and examination are to be paid by Borrower.

5.                  LOCKBOX. Borrower must immediately notify all persons who are obligated on accounts (“Account Debtors”) to direct all Account Debtors and any other person or party that is liable to Borrower (collectively a “Debtor”) to remit all payments due Borrower to the lock box address or pursuant to the wire transfer or ACH instructions set forth in the Schedule (the “Lockbox Account”). The remit to address on all documents related to the accounts, including invoices, purchase orders, or contracts (“Documents”) must be the Lockbox Account. At Crestmark’s request, all Documents must be marked by Borrower to show assignment to Crestmark, and Borrower must notify each Account Debtor by mail that the Account has been assigned to Crestmark and that all payments on the Account, whether made by mail or electronically or otherwise must be made payable to Borrower or Crestmark, at Crestmark’s sole discretion, to the Lockbox Account or other address provided by Crestmark in writing. The language used in such notices shall be approved by Crestmark in writing. Crestmark may at any time and from time to time, and at its sole discretion, notify any Debtor or third party payee to make payments payable directly to Crestmark or to notify Debtor of the assignment to Crestmark. All expenses for notification of each Account Debtor will be paid by Borrower.

If notwithstanding the notice to Debtors, Borrower receives any funds from a Debtor, including any cash, checks, drafts or wire transfers from the collection, enforcement, sale or other disposition of the Collateral (defined below), whether derived in the ordinary course of business or not, or if Borrower receives any proceeds of insurance, tax refunds or any and all other funds of any kind, Borrower shall hold such funds in trust for Crestmark, shall not mix such funds received with any other funds, and shall immediately deposit such funds in the Lockbox Account in the form received. That means if the funds are received by mail, the Debtor checks will be sent to the Lockbox Account uncashed, and if the funds are received electronically, the funds will be transferred immediately to the Lockbox Account electronically. Crestmark will have sole possession and control over the Lockbox Account. The Lockbox Bank will process all deposits and Borrower has no right to the Lockbox Account, it belongs to Crestmark. Crestmark is the owner of all deposits in the Lockbox Account, and has no duty as to collection or protection of funds as long as it is not grossly negligent or commits actual fraud. All expenses plus any applicable administration and servicing fees of the Lockbox Account will be paid by Borrower.

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6.                  LOAN ACCOUNT. All of the Obligations which are owed by Borrower will be shown in the Loan Account and Borrower will receive a monthly statement either by mail, electronically or via access to the Crestmark online system at Crestmark’s sole discretion. The statement is binding on Borrower unless Borrower provides a written objection to Crestmark that is actually received by Crestmark within fifteen (15) business days of the time the statement is provided or made available to Borrower.

7.                  PAYMENTS. Should a check or other credit instrument not be collected after Borrower has been given credit for such payment, then the credit will be reversed and a fee charged at Crestmark’s then standard rate. Crestmark, at its sole discretion, may establish reserves as set forth above or not apply a payment that it reasonably believes may be returned unpaid for any reason or disgorged due to a preference claim or garnishment, and in such event the Maintenance Fee (as defined in the Schedule) will still be payable. In the event that any payment received by Crestmark is sought to be recovered by or on behalf of the payer (including a trustee in bankruptcy or assignee for the benefit of creditors), then Borrower agrees to immediately reimburse Crestmark on demand for any amount so recovered and all of Crestmark’s expenses in connection with any such proceeding, including reasonable attorneys fees. This provision shall survive termination of this Agreement. Any payments received by Crestmark shall be applied to the Obligations in whatever order Crestmark determines in its reasonable discretion.

8.                  SECURITY INTEREST.

A.                  Borrower grants to Crestmark a security interest in all of its assets, now existing or hereafter arising, wherever located including all Accounts, Goods, Inventory, Equipment, Chattel Paper, Instruments, Investment Property, specifically identified Commercial Tort Claims, Documents, Deposit Accounts, Letter of Credit Rights, General Intangibles, Contract Rights, customer lists, furniture and fixtures, books and records and supporting obligations for any of the foregoing, and all Proceeds of the foregoing (the “Collateral”), to secure repayment of the Obligations (“Security Interest”). The Collateral also includes all monies on deposit with Crestmark, or on deposit in the Lockbox Account. All capitalized terms used in this Section 8A. which are not otherwise defined shall have the meanings assigned to them in the Uniform Commercial Code as adopted in the State of Michigan (the “UCC”). Without limiting the forgoing, “Accounts” will also mean and include any and all other forms of obligations now owed or hereafter arising or acquired by the Borrower evidencing any obligation for payment for goods of any kind, nature, or description sold or leased or services rendered, and all proceeds of any of the forgoing.

B.                  Borrower gives Crestmark all of the rights of a secured party under the UCC. Borrower grants Crestmark the authority to file all appropriate documentation for Crestmark to perfect its security interest in the Collateral, including a UCC-1 financing statement listing the Collateral as “All assets of the Debtor, now existing and hereafter arising, wherever located,” or similar terms, as well as UCC-3 amendments as may be required from time to time. All expenses of Crestmark relating to searching, filing or protecting the Security Interest are part of the Obligations.

C.                   The Security Interest gives Crestmark rights with respect to the Collateral and the Security Interest and this Agreement imposes duties upon Borrower which relate to the Collateral. Some of the rights and duties are: (i) the right of Crestmark at any time to notify any persons who may hold any part of the Collateral, such as Account Debtors and other debtors, of Crestmark’s Security Interest. Borrower understands that Crestmark may verify Accounts with the Account Debtors; (ii) Borrower must cooperate with Crestmark in obtaining control of any Collateral in the possession of third persons, particularly Collateral consisting of deposit accounts, investment property, letter of credit rights or other Collateral which is evidenced by electronic entries; (iii) except for the right of Borrower to sell its inventory in the ordinary course of business, Borrower shall not sell or transfer any of the Collateral or grant any other security interest in the Collateral, except as Crestmark may specifically agree to in writing. Borrower remains liable to perform all of its obligations with respect to the Collateral such as the recognition of any warranties in inventory sold and Crestmark is under no responsibility to perform any of the obligations of Borrower; and (iv) Borrower must notify Crestmark immediately if it knows that any Account Debtor disputes an Account whether or not such disputes are deemed valid by Borrower.

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9.                  POWER OF ATTORNEY. Borrower irrevocably appoints Crestmark, or any person(s) designated by Crestmark, as its attorney-in-fact, which appointment is coupled with an interest and shall remain in full force and effect until all Obligations of Borrower to Crestmark have been fully satisfied and discharged, with full power, at Borrower’s sole expense, to exercise at any time in Crestmark’s reasonable discretion all or any of the following powers:

A.                  Receive, take, endorse, assign, deliver, accept and deposit, in the name of Crestmark or Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof.

B.                  Change Borrower’s address on all invoices and statements of Account mailed or to be mailed to Borrower’s customers and to substitute thereon the address designated by Crestmark, to place legends on all invoices and statements of Account mailed or to be mailed to Borrower’s customers, and to receive and open all mail addressed to Borrower, or to Borrower’s trade name at Crestmark’s address, or any other designated address.

C.                  Upon and after the occurrence of a Default, to change the address for delivery of Borrower’s mail to Crestmark’s or an address designated by Crestmark. Borrower specifically authorizes Crestmark to sign any forms on behalf of Borrower to affect this change with the United States Postal Service or any third party and requests such change to be accepted.

D.                  Upon and after the occurrence of a Default, to take or bring, in the name of Crestmark or Borrower, all steps, actions, suits or proceedings deemed by Crestmark necessary or desirable to effect collection of or other realization upon any Collateral.

E.                   Execute on behalf of Borrower any UCC-l and/or UCC-3 Financing Statement(s) and/or any notices or other documents necessary or desirable to carry out the purpose and intent of this Agreement, and to do any and all things reasonably necessary and proper to carry out the purpose and intent of this Agreement.

F.                  To transfer any lockboxes belonging to Borrower to Crestmark at Crestmark’s sole discretion.

G.                  To initiate ACH transfers from Borrower’s depository accounts.

H.                  To endorse and take any action with respect to bills of lading covering any inventory.

I.                    Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, execute, file and serve, in its own name or in the name of Borrower, mechanics lien or similar notices, or claims under any payment or performance bond for the benefit of Borrower.

J.                   Upon and after a Default, or at any time in the event that Borrower fails to do so within a reasonable time, pay any sums necessary to discharge any lien or encumbrance on the Collateral, which sums shall be included as Obligations hereunder, and which sums shall accrue interest at the Extra Rate until paid in full.

10.               REPRESENTATIONS. Borrower makes the following representations and warranties to Crestmark and such representations and warranties must be true at all times until the Obligations are paid in full. If Borrower learns that a representation and warranty once made is no longer true, it has the duty to immediately notify Crestmark in writing:

A.                  Borrower is in good standing under the laws of the state of its organization and is authorized to conduct business in any state that in conducts business. Borrower has the power and authority to enter into this Agreement, and the persons signing this Agreement and all persons who sign any documents with Crestmark have the appropriate authority. Borrower’s organization identification number, state of organization, and addresses where it conducts business is as shown on the Schedule.

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B.                  Borrower’s entry into the Loan Documents do not violate any agreement which Borrower has or which binds Borrower.

C.                  The Loan Documents are fully enforceable against Borrower and the Collateral.

D.                  There are no litigation or criminal charges pending or threatened against Borrower or Guarantor and neither Borrower nor Guarantor are in default of any order or judgment of any court or any governmental agency of any kind. There are no unsatisfied liens or judgments pending against Borrower in any jurisdiction except as shown on the Schedule.

E.                   The financial information furnished by Borrower to Crestmark has been prepared in accordance with generally accepted accounting principles, all financial statements are true and correct, and any projections of the business operations of Borrower that have been given or will be given to Crestmark in the future will be based upon Borrower’s reasonable assumptions and estimates.

F.                   Borrower is the owner of all of the Collateral and there are no other liens or claims against the Collateral, except the Security Interest of Crestmark or as shown on the Schedule.

G.                  All of the Collateral is personal property and none of the Collateral will be permanently affixed to real estate.

H.                  Borrower has filed and will file all federal, state, local and foreign tax returns that it is required to file and has paid and will pay all taxes and all other governmental charges as they become due.

I.                    Borrower is able to pay its debts as they become due and has sufficient capital to carry on its business. Borrower’s obligations under this Agreement and the Loan Documents, including the obligation to repay the Loan and the grant of the Security Interest, do not render Borrower insolvent.

J.                   Borrower only uses the fictitious names, d/b/a’s, tradenames and tradestyles set forth on the Schedule (collectively the “Tradenames”), and Borrower certifies that all sales and any and all business done in the name of the Tradenames are the sales and business of Borrower. Any and all checks, remittances or other payments received in the name of any of the Tradenames are Borrower’s sole and exclusive property, and are subject to Crestmark’s security interest hereunder. Any and all authority given to Crestmark by Borrower in this Agreement or elsewhere to endorse Borrower’s name on any checks, negotiable instruments or other remittances extends with equal and full force and effect to any checks, negotiable instruments, and other remittances received in the name of any Tradename.

K.                  All Accounts assigned to Crestmark by Borrower are and will at all times be bonafide accounts arising from the sale of inventory or providing services, and are not subject to discounts, deductions, allowances, contra items, offset or counterclaim and are free and clear of all encumbrances of any kind whatsoever, except as disclosed to Crestmark in writing and approved by Crestmark in writing.

L.                  Borrower’s assignment of any Accounts to Crestmark pursuant to this Agreement will not at any time violate any federal, state and/or local law, rule or regulation, court or other governmental order or decree or terms of any contract relating to such Accounts.

M.                 Borrower possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with any trademarks, trade names, copyrights, patents and license rights of any other person or entity.

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N.                  Borrower’s legal name as of the date hereof as it appears in its official filing with its state of organization is as set forth in the opening paragraph of this Agreement. Borrower has not organized another entity or Tradename using Borrower’s name or Tradename as set forth herein in any other jurisdiction.

O.                  As to all of Borrower’s Inventory and Equipment:

i.                   The Inventory and Equipment are currently located only at the locations identified on the Schedule, or such other locations as consented to by Crestmark in writing;

ii.                   All Inventory is now and at all times hereafter shall be of good and merchantable quality, free from defects, except as disclosed to Crestmark in writing;

iii.                 The Inventory and Equipment are and shall remain free from all liens, claims, encumbrances, and security interests (except as held by Crestmark, and except as identified on the Schedule).

iv.                 The Inventory is not now stored with a bailee, warehouseman or similar party unless such party has entered into a waiver letter in form satisfactory to Crestmark.

11.                BORROWER’S PROMISES. Borrower makes the following promises to Crestmark and these promises are effective until the Obligations are fully paid:

A.                  To pay all Obligations when due and perform all terms, conditions and obligations of the Loan Documents.

B.                  To permit Crestmark, or its representatives, access to the Collateral on Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will pay the cost of Field Examinations as specified in the Schedule.

C.                  To notify Crestmark promptly of any litigation, administrative or tax proceeding or other action threatened or instituted against Borrower or Guarantor or its property, or of any other material matter which may adversely affect Borrower’s financial condition. The amount of claims as to which Borrower must notify Crestmark is specified in the Schedule as the “Borrower Claims Threshold”.

D.                  To pay when due all taxes, assessments and governmental charges, provided that Borrower has the right to contest the same as long as it has a cash reserve with Crestmark in an amount as determined by Crestmark in its sole discretion.

E.                   To comply with the Financial Covenants described in the Schedule (if applicable).

F.                   To maintain insurance on its business activities in such amount and in such form as Crestmark may from time to time require, and with respect to such insurance if so designated, Crestmark shall be named as “Lender Loss Payee” under the policy and receive evidence of the insurance. All insurance which protects Crestmark shall have at least a 30-day notice to Crestmark prior to any cancellation. With respect to the insurance, Borrower appoints Crestmark as its attorney-in-fact to negotiate any and all claims under all insurance policies and Crestmark also has the power to negotiate any payments on the insurance policies.

G.                  To comply with all laws, ordinances and regulations or other requirements of any governmental authority or agency applicable to Borrower’s business.

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H.                  To maintain and preserve all Collateral in good repair, working order and condition, and with respect to accounts, pursue collections thereof.

I.                    To provide Crestmark with evidence of ownership of any Collateral upon the request of Crestmark.

J.                   To maintain a Loan Amount balance which shall not exceed the sum of Eligible Collateral times the corresponding Advance Rate.

12.               NEGATIVE COVENANTS. Borrower agrees until the Obligations are paid in full, it will not:

A.                  Change its state of organization or its name, or move its executive office or at any time adopt any assumed name without giving Crestmark at least 30 days prior written notice.

B.                   Declare or pay any dividend or make any other distribution with regard to its equity or purchase or retire any of its equity without Crestmark’s prior written consent, provided if it is taxed as an S Corporation or other “pass through” entity, Borrower may prior to a Default distribute profits to its equity holders in an amount necessary to enable such holders to pay personal, state and federal taxes directly attributable to the profits earned by Borrower for such year.

C.                  Make any loan or guaranty or assume any obligation or liability, whether as borrower, guarantor, surety, indemnitor or otherwise (a “Borrower Obligation”) (i) that would result in or create a Default, or (ii) that together with all other existing Borrower Obligations would exceed the “Borrower Obligation Threshold” set forth in the Schedule, without Crestmark’s prior written consent.

D.                  Enter into any transaction with its equity holders or any affiliates of Borrower except on terms at least as favorable as would be usual and customary in similar transactions if the person with whom the transaction is entered into was not related to Borrower.

E.                   Release, redeem, purchase, or acquire any of its equity interests without the prior written consent of Crestmark.

F.                   Default in the payment of any debt to any other person.

G.                  Suffer or permit any judgment, decree or order not fully covered by insurance to be entered against Borrower or a Guarantor in an aggregate amount in excess of the “Claims Threshold”, or permit or suffer any warrant or attachment to be filed against Borrower, any Guarantor, or against any property or asset of Borrower or Guarantor.

H.                  Transfer the ownership of any interest in Borrower without the prior written consent of Crestmark which shall not be unreasonably withheld.

I.                    Sell any of the Collateral outside the normal course of its business without the prior written consent of Crestmark.

J.                   Purchase the stock or assets of any other entity without the prior written consent of Crestmark.

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13.                FINANCIAL REPORTS. Borrower promises that until the Obligations are fully paid and this Agreement is terminated, it will keep its books and records in a manner satisfactory to Crestmark and Crestmark will have the right at any time to verify any of the Collateral, documentation or books and records of Borrower in whatever manner and as often as Crestmark deems necessary. Borrower will permit Crestmark, or its representatives, access to the Collateral and Borrower’s premises and to Borrower’s computer systems, books of account and financial records. Borrower will furnish to Crestmark the financial reports identified on the Schedule, certified to by the president or chief financial officer of Borrower and Borrower’s certified public accountant, if applicable. All financial reports will be prepared in accordance with generally acceptable accounting principles and will be true and accurate.

14.               CRESTMARK’S REMEDIES. Crestmark has all the remedies available at law or in equity (including those under the UCC) in the event of a Default or if Borrower fails to pay the Obligations on demand, including but not limited to the following: to charge the Extra Rate; to notify Account Debtors to make the payments directly to Crestmark; to settle or compromise any disputed Account, sue on any Account and make any agreement to deal with the accounts as if it were the owner; to offset any of Borrower’s or Guarantor’s funds under the control of Crestmark against the Obligations; and to require Borrower to gather up the Collateral and make it available to Crestmark for Crestmark to conduct public or private UCC foreclosure sales. Borrower grants to Crestmark a license or other right to use, without charge, Borrower’s labels, patents, copyrights, trademarks, rights of use of any name, trade secrets, tradenames and advertising materials, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and Borrower’s rights under all licenses and franchise agreements shall inure to Crestmark’s benefit. If Crestmark should proceed against the Collateral and sell any of the Collateral on credit, Borrower will be credited on the Obligations only with the amount actually received by Crestmark and Borrower waives any and all provisions as to notice or a particular method of sale of any of the Collateral. Borrower will pay all expenses in connection with the assembly or sale of the Collateral. Crestmark does not have to incur its own expenses in realizing upon the Collateral, but all the expenses are for the account of Borrower. Borrower recognizes that at no time is Crestmark its agent in dealing with the Collateral, but Crestmark acts only in its own interest.

15.               CUMULATIVE RIGHTS. Crestmark’s rights and remedies under this Agreement and all other agreements shall be cumulative. Crestmark shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by Crestmark of one right or remedy shall be deemed an election, and no waiver by Crestmark of any Default on Borrower’s part shall be deemed a continuing waiver. No delay by Crestmark shall constitute a waiver, election or acquiescence by it.

16.               LENDER ACTIONS. To the extent applicable law may impose duties on Crestmark to exercise remedies in a commercially reasonable manner, Borrower agrees that it is not commercially unreasonable for Crestmark: to fail to exercise remedies against any Collateral or any particular Account Debtor; to proceed against Account Debtors either directly or through collection agencies; to advertise disposition of Collateral through publications or media of general circulation; to hire professional auctioneers to dispose of Collateral; to dispose of Collateral in wholesale or retail markets; to disclaim warranties with respect to Collateral; or to obtain services of attorneys or other professionals. The foregoing is not an exhaustive list and nothing contained in the foregoing shall be construed to grant any rights to Borrower or to impose any duties on Crestmark that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 16. Borrower agrees that under no circumstances is Crestmark the agent or representative of Borrower.

17.               APPLICATION OF PROCEEDS. Once collection efforts are commenced by Crestmark, any proceeds of sale or disposition of Collateral may be applied by Crestmark first to expenses authorized by this Agreement, including Crestmark’s reasonable attorneys’ fees, which Borrower must pay, and the balance to payment of the Obligations in such manner as Crestmark may elect. Borrower and Guarantor remain liable for any deficiency.

18.               NOTICES. Any notice is effective by either party if sent in writing or facsimile with confirmation of receipt or by certified mail or personal delivery or expedited mail services to the addresses shown on the Schedule.

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19.               MISCELLANEOUS PROVISIONS.

A.                  This Agreement is binding upon and is for the benefit of Borrower and Crestmark, and their respective successors and assigns. However, under no circumstances may Borrower assign this Agreement or its rights and duties hereunder. Crestmark may assign this Agreement and its rights under the Loan Documents and Borrower will make payments to any such assignee if so directed.

B.                  Crestmark has the right at any time to assign, transfer, negotiate or sell participations in this Agreement or the Obligations or the rights of Crestmark hereunder. In connection with any assignment, Borrower consents to disclosure of any and all books, records, files, Loan Documents and all other documents in the possession or under the control of Crestmark.

C.                  No delay or failure of Crestmark in exercising any right or remedy will affect such right or remedy. No delay or failure of Crestmark to demand strict adherence to the terms of this Agreement will be deemed to waive Crestmark’s rights to demand such adherence at any time in the future.

D.                  The term “including” means “including, without limitation”, and the term “includes” means “includes, without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.

E.                   This Agreement and the other Loan Documents will be interpreted and determined under the laws of the State of Michigan without any regard to any conflict of laws provisions.

F.                   Borrower, at Crestmark’s request, will make, execute and acknowledge any and all further instruments or agreements necessary to carry out the intent of this Agreement and the other Loan Documents.

G.                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile or electronic mail to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

H.                  Neither Crestmark nor its affiliates directors, officers, agents, attorneys or employees are liable to Borrower or Guarantor or affiliates for any action taken or omitted by it or any of them under the Loan Documents except for such liability as may be imposed by law for gross negligence or actual fraud, and no claim shall be made by Borrower or Guarantor or any of Borrower’s affiliates, directors, officers, agents, employees for any special or consequential damages or punitive damages arising out of, or related to the Loan Documents or the transactions between the Parties.

I.                    This Agreement and the other Loan Documents represent the complete Agreement between the parties with respect to the subject matter of this Agreement, and there are no promises, undertakings, representations or warranties by Crestmark relative to the subject matter of this Agreement not expressly set forth in this Agreement or the other Loan Documents. This Agreement and the other Loan Documents may be amended only in writing.

J.                   If any provision of this Agreement is in conflict with any law or statute or is otherwise unenforceable, then the provision will be deemed null and void only to the extent of such provision and the provision will be deemed severable and the remainder of this Agreement shall be in full force and effect.

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K.                  Any payment made to Crestmark by either Borrower or Guarantor which is subsequently invalidated, declared fraudulent or preferential or otherwise set aside under any bankruptcy, state, federal or equitable law, then to the extent of such invalidity such payment will be deemed not to have been made and the obligation will continue in full force and effect. This provision shall survive termination of this Agreement.

L.                   No Lien Termination Without Release. In recognition of among other things, Borrower’s indemnification obligations and Crestmark’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Borrower, Crestmark shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Borrower and all guarantors of its Obligations have executed and delivered to Crestmark a general release in a form acceptable to Crestmark in its sole discretion. Borrower understands that this provision constitutes a waiver of its rights Borrower may have under §9-513 of the UCC

M.                  Small Business Jobs Act Certification – Pursuant to Section 4107(d)(2) (the “Section”) of the Small Business Jobs Act of 2010, certification is required from any business receiving a loan using funds received by the institution under the Small Business Lending Act. As required by the Section, the Borrower hereby certifies to Crestmark that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contendere to, a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)).

The term “principals” is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

N.                  USA Patriot Act Notification – The following notification is provided to Borrower pursuant to Section 3265 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan or other extension of credit. We may ask for the name, address, date of birth, and other information that will allow us to identify all Borrowers, principals and owners. We may also ask to see your driver’s license or other identifying documents.

20.                RIGHT OF FIRST REFUSAL. In consideration of Crestmark entering into this Agreement and making advances to Borrower, Borrower hereby agrees that it will, within five (5) days of receipt, provide a copy of any proposal letter, term sheet, letter of intent or commitment letter from any lender offering to Borrower a refinance of the Obligations. Crestmark shall have the right of first refusal to match the offer(s) of such other lender(s), and if Crestmark advises Borrower that it intends to meet the financial and operational terms set forth in such offers, Borrower will be obligated to enter into an amendment to this Agreement extending the terms of this Agreement for at least the term proposed in such other offer(s), and amending the financial and operational terms as set forth in this Agreement. Notwithstanding the foregoing, Borrower recognizes that this Agreement can only be terminated as provided herein. Failure of Crestmark to meet the terms set forth in such letter of interest or commitment letter does not relieve the Borrower from its obligations hereunder.

21.                INDEMNIFICATION. Borrower hereby agrees to indemnify, defend and hold Crestmark and its executive committees, parent affiliates, subsidiaries, agents, directors, officers, participants, employees, agents and their successors and assigns (collectively “Indemnified Parties”) harmless against any and all liabilities of any kind, nature or description and damages whether they are direct, indirect or consequential, including attorney’s fees and other professionals and experts incurred or suffered directly or indirectly by Indemnified Parties or asserted against Indemnified Parties by anyone whosoever, including Borrower or Guarantor, which arise out of the Loan Documents or the relationship and transaction between the Parties. This provision shall survive the termination of this Agreement.

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22.                JOINT AND SEVERAL OBLIGATIONS. If more than one person or entity is named as Borrower in this Agreement, all Obligations, representations, warranties, covenants and indemnities of Borrower set forth herein and in the other Loan Documents shall be the joint and several obligations of such persons and/or entities.

23.                JURISDICTION. BORROWER AND GUARANTOR AGREE THAT ANY ACTION TO ENFORCE BORROWER’S OR GUARANTOR’S OBLIGATIONS TO CRESTMARK SHALL BE PROSECUTED EITHER IN THE CIRCUIT COURT OF OAKLAND COUNTY MICHIGAN OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN (UNLESS CRESTMARK, IN ITS SOLE DISCRETION, ELECTS SOME OTHER JURISDICTION), AND BORROWER AND GUARANTOR SUBMIT TO THE JURISDICTION OF ANY SUCH COURT SELECTED BY CRESTMARK. BORROWER AND GUARANTOR WAIVE ANY AND ALL RIGHTS TO CONTEST THE JURISDICTION AND VENUE OF ANY ACTION BROUGHT IN THIS MATTER AND BORROWER AND GUARANTOR MAY BRING ANY ACTION AGAINST CRESTMARK ONLY IN THE CIRCUIT COURT FOR THE COUNTY OF OAKLAND OR THE FEDERAL COURT OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN.

24.                WAIVER. ALL PARTIES, INCLUDING BORROWER AND GUARANTOR EACH KNOWINGLY AND VOLUNTARILY WAIVE ANY CONSTITUTIONAL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, DISPUTE OR CONFLICT BETWEEN THE PARTIES OR UNDER THE LOAN DOCUMENTS AND AGREE THAT ANY LITIGATION SHALL BE HEARD BY A COURT OF COMPETENT JURISDICTION SITTING WITHOUT A JURY. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO REVIEW THE EFFECT OF THIS PROVISION WITH COUNSEL OF THEIR CHOICE.

25.                RELEASE. BORROWER AND GUARANTOR RELEASE AND FOREVER DISCHARGE CRESTMARK, ITS AFFILIATES, OFFICERS, AGENTS, EMPLOYEES AND DIRECTORS FROM ANY AND ALL CLAIMS OF ANY KIND WHATSOEVER FROM THE BEGINNING OF TIME TO DATE OF THIS AGREEMENT.

The parties have executed this Agreement as of the date and year first written above.

CRESTMARK:

CRESTMARK BANK, a Michigan banking corporation

By: /s/ Adam Colley
Adam Colley
Its: Vice President

BORROWER:

COHERIX, INC.
A Delaware corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: Chief Executive Officer

The undersigned Guarantor by signing this Agreement agrees it has been read and understands the Agreement and Guarantor agrees to all of its terms.

VALIDITY GUARANTOR:

/s/ Dwight D. Carlson
Dwight D. Carlson

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SCHEDULE TO LOAN AND SECURITY AGREEMENT

DATED: August 19, 2016

This Schedule is part of the Agreement between:

CRESTMARK BANK (“CRESTMARK”)

5480 CORPORATE DRIVE

SUITE 350

TROY, MICHIGAN 48098

AND

COHERIX, INC. (“BORROWER”)

3980 RANCHERO DRIVE

ANN ARBOR, MI 48108

The following paragraph numbers correspond to paragraph numbers contained in the Agreement.

2.       LOAN;LOAN ADVANCES.

Advance Formula: Advances of the Loan may be measured against a percentage of Eligible Accounts and the Borrowing Base.

The Loan Amount may not exceed an amount which is the lesser of:

(a)       Two Dollars ($2,000,000.00) (“Maximum Amount”); or

(b) the sum of :

(i)     Eighty-five percent (85%) of Eligible Accounts PLUS

(ii)    the Borrowing Base, not to exceed One Million Dollars ($1,000,000.00) (subparagraphs (i) – (ii) are collectively the “Advance Formula”).

The Borrowing Base as of the date of closing is One Million Dollars ($1,000,000.00). The Borrowing Base will be reduced by equal monthly payments of $83,333.33 each month commencing on October 1, 2016, and continuing on the first day of each month thereafter for twelve (12) consecutive months while the Borrowing Base is outstanding. In addition, if at any time either the Borrower or Panasonic chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.

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Crestmark in its sole discretion may raise or lower any percentage advance rate with respect to the Advance Formula.

Eligible Accounts means and includes those Accounts:

(i)	which have been validly assigned to Crestmark;
(ii)	strictly comply with all of Borrower's promises, warranties and representations to Crestmark;
(iii)	contain payment terms of not greater than ninety (90) days from the date of invoice; and
(iv)	are not past due more than ninety (90) days past the date of invoice; and
(v)	are invoiced not later than ten (10) days from the date of service or sale.

Eligible Accounts shall not include the following:

(a)	Accounts with respect to which the Account Debtor is an officer, employee or agent of Borrower;
(b)	Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional;
(c)	Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, with the exception of Panasonic foreign accounts; provided, however, all Accounts originating from the Province of Quebec shall be deemed ineligible;
(d)	Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that Borrower has completed all of the steps necessary, in the sole opinion of Crestmark, to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. Section 3727) with respect to such Account;
(e)	Accounts with respect to which the Account Debtor is any state of the United States or any city, town, municipality, county or division thereof;
(f)	Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with, or has common shareholders, officers or directors with Borrower;
(g)	Accounts with respect to which Borrower is or becomes liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower;
(h)	those Accounts where Crestmark has notified Borrower that, in Crestmark’s sole discretion, the Account or Account Debtor is not acceptable to Crestmark;
(i)	all of the Accounts owed by an Account Debtor who is the subject of a bankruptcy, receivership or similar proceeding;
(j)	Accounts for which the services have not yet been rendered to the Account Debtor or the goods sold have not yet been delivered to the Account Debtor (commonly referred to as "pre-billed accounts");
(k)	COD, credit card sales and cash sales;
(l)	Accounts are disputed.

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Crestmark will determine in its sole discretion whether any Collateral is eligible for an Advance, but no Collateral will be considered eligible unless the requirements set forth above are met. Regardless of whether any Collateral is eligible, it is still part of the Collateral securing the Obligations.

Prior to any request for an Advance Borrower must furnish to Crestmark invoices, credit memos, purchase orders, evidence of delivery, proof of shipment, timesheets or any other documents Crestmark requests, in its sole discretion, with respect to the Accounts that Borrower is tendering to Crestmark to support the Advance (“Account Documents”). Crestmark will endeavor to provide the requested Advance by the end of the day on the date it receives the request as long as the complete package of information for the request has been received by Crestmark by 10:30 a.m. Eastern Time on the date of the request for the Advance. All requests for funding will be subject to Crestmark’s then standard fees for electronic funds transfer, wire transfers and check services.

Each time an Advance is made, the amount of the Obligations will be increased by the amount of the Advance. Three (3) business days (“Clearance Days”) after checks, ACH or wire transfers or other credit instruments are applied to a specific invoice, Crestmark will credit the Loan Account with the net amount actually received, whereupon interest and Maintenance Fee will no longer be charged. On the date a collection is applied to a specific invoice Borrower will receive immediate credit on such funds in determining availability for Advances.

When Crestmark receives a payment from an Account Debtor, it will attempt to apply it against the appropriate Account Debtor and invoice according to the Account Debtor’s remittance advice. If it is not clear which Account Debtor or invoice the payment is to be applied against, Crestmark may contact Borrower or the payor for assistance. Unless there is clear error, the application of payments by Crestmark is final.

4.        FEES AND EXPENSES. The following fees will be paid by Borrower:

Loan Fee: At closing of the Loan and on each one year anniversary of the date of the Agreement, Borrower will pay Crestmark a loan fee in the aggregate amount of one percent (1.00%) of the Maximum Amount, which will be fully earned as of such date and not refundable in any event.

Late Reporting Fee: Borrower will pay Crestmark a Late Reporting Fee in an amount equal to One Hundred Fifty ($150.00) Dollars per document per business day for any day in which any report, financial statement or schedule required by the Agreement is delivered late.

Lockbox Fee: Each month Borrower will pay all costs in connection with the Lockbox and the Lockbox Account, as determined by Crestmark from time to time.

Documentation Fee: In consideration of the extension of the Loan and the execution of this Agreement, Borrower will pay Crestmark a documentation fee of $750.00, which fee is fully earned as of the date hereof and is non-refundable.

Maintenance Fee: Borrower will pay Crestmark a monthly Maintenance Fee of forty-five one hundredths of one percent (0.45%) of the monthly average outstanding principal balance of the Loan for advances made on Accounts Receivable for the preceding month, and with respect to the Borrowing Base, fifty-five one hundredths of one percent (0.55%) of the monthly average outstanding principal balance on the Borrowing Base (“BB Maintenance”), each month until this Agreement is terminated and Crestmark is repaid the Obligations in full, or with respect to the BB Maintenance Fee, the Borrowing Base has been paid in full.

Exit Fee. Borrower may elect to prepay the Obligations but only upon the payment of all Obligations including the following exit fee (“Exit Fee”), as liquidated damages and not as a penalty: (i) prior to the two year anniversary date of the Agreement, the exit fee will be two (2.00%) percent of the Maximum Amount plus Loan Fees and Maintenance Fees due or to become due under the Agreement. No partial prepayment will affect the Borrower's obligation to continue the regular payments due under the Note.

The Exit Fee shall automatically renew on the second anniversary date of the Agreement and on each anniversary date of the Agreement for an additional twelve (12) month period unless (i) Borrower notifies Crestmark in writing within sixty (60) days before such anniversary date of Borrower’s intention to terminate the Agreement and (ii) the Obligations are paid in full by such anniversary date. In the event that a Default has occurred and is continuing at the time Crestmark demands payment of the Obligations, the Exit Fee will be due and payable by Borrower.

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Minimum Loan Balance. Borrower shall maintain an average outstanding principal balance of the Loan for each month in the amount of $750,000.00 (“Minimum Loan Balance”). If the actual average outstanding principal balance of the Loan in any month is less than the Minimum Loan Amount, Borrower must pay interest and Maintenance Fees (as defined in the Schedule) for such month calculated on the Minimum Loan Balance.

5.        LOCKBOX.

The Lockbox Account means:

Drawer #2158

PO Box 5935

Troy, MI 48007-5935

10.      Representations.

(A) Borrower is a Delaware corporation.

(C) List pending and threatened litigation and unsatisfied judgments:

(F) List Security Interests in the Collateral held by creditors other than Crestmark as Permitted Encumbrances:

The following financing statements as reflected in the Delaware Secretary of State, UCC Division, as of July 14, 2016, without increase, amendment, modification, extension or refinancing.

1.	Dell Financial Services. UCC # 20111444689 Filed 4/18/11. Specific Computer Equipment.
2.	United Bank & Trust. UCC # 20135183083 Filed 12/31/13. Specific Equipment.
3.	United Bank & Trust. UCC # 20135183091 Filed 12/31/13. Specific Equipment.
4.	United Bank & Trust. UCC # 20135183109 Filed 12/31/13. Specific Equipment.
5.	United Bank & Trust. UCC # 20135183117 Filed 12/31/13. Specific Equipment.
6.	United Bank & Trust. UCC # 20135183125 Filed 12/31/13. Specific Equipment.
7.	United Bank & Trust. UCC # 20135183133 Filed 12/31/13. Specific Equipment.
8.	United Bank & Trust. UCC # 20141176395 Filed 3/26/14. All Assets.
9.	North Coast Capital Corporation. UCC # 20155274955 Filed 11/10/15. Specific Equipment.
10.	North Coast Capital Corporation. UCC # 20155274963 Filed 11/10/15. Specific Equipment.
11.	North Coast Capital Corporation. UCC # 20155274971 Filed 11/10/15. Specific Equipment.
12.	North Coast Capital Corporation. UCC # 20155274997 Filed 11/10/15. Specific Equipment.
13.	North Coast Capital Corporation. UCC # 20155275002 Filed 11/10/15. Specific Equipment.
14.	North Coast Capital Corporation. UCC # 20160570414 Filed 1/29/16. Specific Equipment.

NOTE: As to the interests listed above, the listing thereof in this Schedule to the Loan and Security Agreement shall not, in any manner whatsoever, be deemed to be an acknowledgement by Crestmark Bank as to the perfection, priority, validity or enforceability thereof. Further, the security interests of United Bank & Trust, now known as Old National Bank, listed above are subject to an Intercreditor Agreement by and between Crestmark and Old National Bank.

(j) List Borrower’s Trade names: None

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11.      BORROWER’S Promises:

C. BORROWER CLAIMS THRESHOLD:     $20,000.00.

E.       FINANCIAL COVENANTS: Borrower will maintain the following Financial Covenants, which will be tested on a quarterly basis:

A minimum Tangible Net Worth quarterly of at least negative ($27,337,064). “Tangible Net Worth" means, as of the date of determination, total assets less total liabilities less the sum of (i) the aggregate amount of non-trade Accounts Receivable, including Accounts Receivable from affiliated or related Persons; (ii) prepaid expenses; (iii) deposits; (iv) net leasehold improvements; (v) goodwill; and (vi) any other asset which would be treated as an intangible asset under GAAP, plus Subordinated Debt. “Subordinated Debt” means any and all indebtedness presently or in the future incurred by Borrower to any creditor of Borrower entering into a written subordination agreement with Crestmark.

In addition, at no time shall Borrower make any loans, advances, intercompany transfers or cash flow in excess of $75,000.00 on a monthly basis between Borrower and any subsidiary, related entity or affiliate of Borrower or with any company that has common shareholders, officers or directors with Borrower.

All of the financial covenants in this Agreement shall be determined in accordance with GAAP, unless otherwise provided.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination and applied on a consistent basis.

F. REQUIRED INSURANCE. Without limiting Crestmark’s requirement for insurance coverage, which may change from time to time, the following is/are the minimum insurance requirements:

Property Damage: “Crestmark Bank ISAOA” name as Lender Loss Payee

General and Professional Liability: “Crestmark Bank ISAOA” named as Additional Insured for an amount not less than the smallest amount required under any contract with any Account Debtor.

12.      C.     OBLIGATION THRESHOLD: $50,000.00.

13.      FINANCIAL REPORTS.

Management Prepared Financial Statements: Borrower will deliver to Crestmark quarterly management prepared financial statements, balance sheets, and profit and loss statements for the quarter then ended, certified to by the president or chief financial officer of Borrower. Such reports will set forth the financial affairs and true condition of Borrower for such time period and will be delivered to Crestmark no later than thirty (30) days after the end of each quarter.

Projections: Upon the request of Crestmark, Borrower shall deliver to Crestmark, within thirty (30) days prior to each year-end, an annual financial projection including balance sheet, income statements, and statement of cash flows together with assumptions for the following year, broken down monthly.

Guarantors’ Personal Financial Statements. Waived.

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Annual Financial Statements: Each year Borrower will deliver to Crestmark annual reviewed financial statements, cash flow statements, balance sheets, and profit and loss statements prepared by a certified public accountant acceptable to Crestmark, all without exceptions. Such reports will set forth in detail Borrower's true condition as of the end of Borrower's fiscal year no later than one hundred twenty (120) days after the end of Borrower's fiscal years.

All financial statements are and will be prepared in accordance with GAAP applied on a consistent basis.

Accounts Receivable, Accounts Payable Aging and Inventory Reports: Upon the request of Crestmark, Borrower will furnish to Crestmark the following certified to by the president or chief financial officer of Borrower within the time periods set forth:

(a)	Accounts Receivable Reports: Monthly detailed Accounts Receivable Aging Reports no later than fifteen (15) days after the end of each month;

(b)	Accounts Payable Reports: Monthly summary Accounts Payable Aging Reports no later than fifteen (15) days after the end of each month.

Tax Returns: Upon the request of Crestmark, Borrower will provide Crestmark with current annual tax returns prior to April 15 of each year or if an extension is filed, at the earlier of (a) filing, or (b) the extension deadline.

Field Examinations: Upon the request, Borrower will reimburse Crestmark for the costs to perform field examinations of Borrower's books and records, assets and liabilities, to be performed by Crestmark's inspector, whether a Crestmark officer or an independent party with all expenses, (whether for a Crestmark employee or otherwise), including all out of pocket expenses including, but not limited to, transportation, hotel, parking, and meals paid by Borrower. Upon Default, the number of field examinations to be reimbursed by Borrower may be increased in Crestmark's sole discretion. Field examinations are performed for Crestmark’s internal use and Crestmark has no obligation to provide Borrower or Guarantor with the results of the examination or copies of any reports or work papers in whole or in part.

Tax Deposit Evidence: Upon the request of Crestmark, Borrower will submit weekly payroll summaries and evidence of tax payments together with copies of bank statements from which the funds are impounded.

Customer Lists: Upon Crestmark’s request, Borrower will deliver to Crestmark detailed customer lists showing the customer's name, address, phone number and any other information Crestmark reasonably requests.

Other Information: Borrower and Guarantor will also deliver to Crestmark such other financial statements, financial reports, documentation, tax returns and other information as Crestmark requests from time to time.

18.      NOTICES. Addresses for Notices are as set forth at the beginning of this Schedule.

COHERIX, INC.

By: /s/ Dwight D. Carlson
Dwight D. Carlson

Its: CEO

CRESTMARK BANK

By: /s/ Adam Colley
Adam Colley

Its: Vice President

17

AMENDMENT NO. 1

TO

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Schedule to Loan and Security Agreement is made this 1st day of February, 2017, by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Coherix, Inc., a Michigan corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and Dwight D. Carlson (“Validity Guarantor”). This Amendment No. 1 amends that certain Loan and Security Agreement and Schedule executed August 19, 2016 (as amended, collectively referred to herein as the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Validity Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Validity Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, but not limited to, resetting the Borrowing Base.

Accordingly, the parties agree as follows:

1.       INCORPORATION BY REFERENCE:

All definitions and terms used in the Agreement, Schedule and the Loan Documents are hereby incorporated in this Amendment No. 1.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

2(b)(ii)       the Borrowing Base, not to exceed One Million ($1,000,000.00) Dollars (subparagraphs (i) – (ii) are collectively the e Formula”).

The Borrowing Base as of the date of the execution of this Amendment No. 1 is One Million Dollars ($1,000,000.00). Beginning March 1, 2017, the Borrowing Base will be reduced by twelve equal consecutive monthly payments of $83,333.33, and continuing on the first day of each month thereafter until the Borrowing Base has been paid in full. If at any time either the Borrower or Panasonic chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.

3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Validity Guarantor has executed the Validity Guaranty dated August 17, 2016 (the "Validity Guaranty"). Validity Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms the Validity Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor further acknowledges that Validity Guarantor remains liable in accordance with the terms of the Validity Guaranty without offset or counterclaim. Validity Guarantor also acknowledges and agrees that Validity Guarantor’s liability under the Guaranty is limited as set forth in the Validity Guaranty.

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4.       SMALL BUSINESS JOBS ACT CERTIFICATION – Pursuant to Section 4107(d)(2) (the “Section”) of the Small Business Jobs Act of 2010, certification is required from any business receiving a loan using funds received by the institution under the Small Business Lending Act. As required by the Section, the Borrower hereby certifies to Crestmark that the principals of Borrower and its affiliates have not been convicted of, or pleaded nolo contendere to, a sex offense against a minor (as such terms are defined in section 111 of the Sex Offender Registration and Notification Act (42 U.S.C. 16911)).

A.           The term “principals” is defined as follows: if a sole proprietorship, the proprietor; if a partnership, each managing partner and each partner who is a natural person and holds a 20% or more ownership interest in the partnership; and if a corporation, limited liability company, association or a development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

5.       EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment No. 1, Borrower will pay Crestmark a fee of $1,500.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 1, and all other documents contemplated herewith, including reasonable attorneys' fees.

6.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment No. 1 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment No. 1, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

7.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Validity Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge the foregoing Amendment No. 1.

B.       That payment of the Indebtedness is the valid obligation of Borrower and Validity Guarantor and, as of the date hereof, Borrower and Validity Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 1 shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

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8.       RELEASE:

In consideration of Crestmark executing this Amendment No. 1, Borrower and Validity Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Validity Guarantor have against Crestmark from the date of Borrower's and Validity Guarantor's first contact with Crestmark up to the date of this Amendment No. 1. Borrower and Validity Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 1 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 1.

9.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

10.       NO ORAL MODIFICATION:

This Amendment No. 1 may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

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The parties hereto have executed this Amendment No. 1 the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: /s/ Patty Oakes
Patty Oakes
Its:Vice President

"BORROWER"

Coherix, Inc.
a Michigan corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

"VALIDITY GUARANTOR"

By: /s/ Dwight D. Carlson
Dwight D. Carlson, Individually

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AMENDMENT NO. 2

TO

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 2 to Schedule to Loan and Security Agreement is made this 26th day of April, 2017, by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Coherix, Inc., a Michigan corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and Dwight D. Carlson (“Validity Guarantor”). This Amendment No. 2 amends that certain Loan and Security Agreement and Schedule executed August 19, 2016, as amended by Amendment No. 1 to Schedule to Loan and Security Agreement executed February 1, 2017 (as amended, collectively referred to herein as the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Validity Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Validity Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, but not limited to, revising Eligible Accounts to include foreign accounts receivable.

Accordingly, the parties agree as follows:

1.       INCORPORATION BY REFERENCE:

All definitions and terms used in the Agreement, Schedule and the Loan Documents are hereby incorporated in this Amendment No. 2.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2, “Eligible Accounts”, of the Schedule to the Agreement is hereby modified to add sub-section (vi) and the following is inserted:

(vi) foreign accounts receivable, not to exceed Five Hundred Thousand Dollars ($500,000.00), and including but not limited to, FCA Mexico SA, Ford Motor Co. Limited UK, Ford Motor Co. Mexico Sa De Cv, in Crestmark’s sole discretion. The referenced accounts will not be eligible until payment remittances to Crestmark have been confirmed.

B.       Section 2, Eligible Accounts not included, sub-section (c), shall be revised to read as follows:

(c)       Accounts with respect to which the Account Debtor is not a resident of the United States or Canada, with the exception of Panasonic foreign accounts and those foreign accounts identified in Section 2, Eligible Accounts, sub-section (vi) above in Crestmark’s sole discretion.

C.       Sub-Section “Foreign Accounts Receivable Maintenance Fee” is hereby added to Section 4 of the Schedule to the Loan Agreement and shall read as follows:

22

Foreign Accounts Receivable Maintenance Fee: Borrower will pay Crestmark a monthly Maintenance Fee of fifty-five one hundredths of one percent (0.55%) of the monthly average outstanding principal balance of the Loan for advances made on Foreign Accounts Receivable for the preceding month, each month until this Agreement is terminated and Crestmark is repaid the Obligations in full.

3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Validity Guarantor has executed the Validity Guaranty dated August 17, 2016 (the "Validity Guaranty"). Validity Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms the Validity Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor further acknowledges that Validity Guarantor remains liable in accordance with the terms of the Validity Guaranty without offset or counterclaim. Validity Guarantor also acknowledges and agrees that Validity Guarantor’s liability under the Guaranty is limited as set forth in the Validity Guaranty.

4.       EXPENSES:

Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 2, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment No. 2 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment No. 2, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Validity Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge the foregoing Amendment No. 2.

B.       That payment of the Indebtedness is the valid obligation of Borrower and Validity Guarantor and, as of the date hereof, Borrower and Validity Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 2 shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

23

7.       RELEASE:

In consideration of Crestmark executing this Amendment No. 2, Borrower and Validity Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Validity Guarantor have against Crestmark from the date of Borrower's and Validity Guarantor's first contact with Crestmark up to the date of this Amendment No. 2. Borrower and Validity Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 2 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 2.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment No. 2 may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

The parties hereto have executed this Amendment No. 2 the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: /s/ Patricia Oakes
Patricia Oakes
Its:Vice President

"BORROWER"

Coherix, Inc.
a Michigan corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

"VALIDITY GUARANTOR"

By: /s/ Dwight D. Carlson
Dwight D. Carlson, Individually

24

AMENDMENT NO. 3

TO

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 3 to Schedule to Loan and Security Agreement is made this 8th day of June, 2017, by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Coherix, Inc., a Michigan corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and Dwight D. Carlson (“Validity Guarantor”). This Amendment No. 3 amends that certain Loan and Security Agreement and Schedule executed August 19, 2016, as amended by Amendment No. 1 to Schedule to Loan and Security Agreement dated February 1, 2017, as amended by Amendment No. 2 to Schedule to Loan and Security Agreement dated April 26, 2017 (as amended, collectively referred to herein as the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Validity Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Validity Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, but not limited to, resetting the Borrowing Base.

Accordingly, the parties agree as follows:

1.       INCORPORATION BY REFERENCE:

All definitions and terms used in the Agreement, Schedule and the Loan Documents are hereby incorporated in this Amendment No. 3.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

2(b)(ii) the Borrowing Base, not to exceed One Million ($1,000,000.00) Dollars (subparagraphs (i) – (ii) are collectively the e Formula”).

The Borrowing Base as of the date of the execution of this Amendment No. 3 is One Million Dollars ($1,000,000.00). Beginning July 1, 2017, the Borrowing Base will be reduced by twelve equal consecutive monthly payments of $83,333.33, and continuing on the first day of each month thereafter until the Borrowing Base has been paid in full. If at any time either the Borrower or Panasonic chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.

3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Validity Guarantor has executed the Validity Guaranty dated August 17, 2016 (the "Validity Guaranty"). Validity Guarantor hereby acknowledges and agrees to the amendments and modification set forth above and reaffirms the Validity Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor further acknowledges that Validity Guarantor remains liable in accordance with the terms of the Validity Guaranty without offset or counterclaim. Validity Guarantor also acknowledges and agrees that Validity Guarantor’s liability under the Guaranty is limited as set forth in the Validity Guaranty.

25

4.       EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment No. 3, Borrower will pay Crestmark a fee of $3,000.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 3, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment No. 3 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment No. 3, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Validity Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge the foregoing Amendment No. 3.

B.       That payment of the Indebtedness is the valid obligation of Borrower and Validity Guarantor and, as of the date hereof, Borrower and Validity Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 3 shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.       RELEASE:

In consideration of Crestmark executing this Amendment No. 3, Borrower and Validity Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Validity Guarantor have against Crestmark from the date of Borrower's and Validity Guarantor's first contact with Crestmark up to the date of this Amendment No. 3. Borrower and Validity Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 3 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 3.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment No. 3 may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

26

The parties hereto have executed this Amendment No. 3 the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: /s/ Patricia Oakes
Patricia Oakes
Its:Vice President

"BORROWER"

Coherix, Inc.
a Michigan corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

"VALIDITY GUARANTOR"

By: /s/ Dwight D. Carlson
Dwight D. Carlson, Individually

27

AMENDMENT NO. 4

TO

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Schedule to Loan and Security Agreement is made this 14th day of September, 2017, by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Coherix, Inc., a Michigan corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and Dwight D. Carlson (“Validity Guarantor”). This Amendment No. 4 amends that certain Loan and Security Agreement and Schedule executed August 19, 2016, as amended by Amendment No. 1 to Schedule to Loan and Security Agreement dated February 1, 2017, as amended by Amendment No. 2 to Schedule to Loan and Security Agreement dated April 26, 2017, as amended by Amendment No. 3 to Schedule to Loan and Security Agreement dated June 8, 2017 (as amended, collectively referred to herein as the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Validity Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Validity Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, but not limited to, revising the Maximum Amount and resetting the Borrowing Base.

Accordingly, the parties agree as follows:

1.       INCORPORATION BY REFERENCE:

All definitions and terms used in the Agreement, Schedule and the Loan Documents are hereby incorporated in this Amendment No. 4.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2(a) and 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

2(a)       Three Million Dollars ($3,000,000.00) (“Maximum Amount”); or

2(b)(ii) the Borrowing Base, not to exceed Two Million ($2,000,000.00) Dollars (subparagraphs (i) – (ii) are collectively the e Formula”).

The Borrowing Base as of the date of the execution of this Amendment No. 4 is Two Million Dollars ($2,000,000.00). Beginning October 15, 2017, the Borrowing Base will be reduced by twelve equal consecutive monthly payments of $166,666.67, and continuing on the fifteenth day of each month thereafter until the Borrowing Base has been paid in full. If at any time either the Borrower or Panasonic chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.

28

B.       Section 4, “Maintenance Fee” of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

Maintenance Fee: Borrower will pay Crestmark a monthly Maintenance Fee of forty-five one hundredths of one percent (0.45%) of the monthly average outstanding principal balance of the Loan for advances made on Accounts Receivable for the preceding month, and with respect to the Borrowing Base, sixty-five one hundredths of one percent (0.65%) of the monthly average outstanding principal balance on the Borrowing Base (“BB Maintenance”), each month until this Agreement is terminated and Crestmark is repaid the Obligations in full, or with respect to the BB Maintenance Fee, the Borrowing Base has been paid in full.

3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Validity Guarantor and Guarantor have executed the Validity Guaranty dated August 17, 2016, and a Limited Personal Guaranty dated of even date herewith (the "Validity Guaranty" and “Limited Personal Guaranty”, respectively). Validity Guarantor and Guarantor hereby acknowledge and agree to the amendments and modification set forth above and reaffirm the Validity Guaranty and Limited Personal Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor and Guarantor further acknowledge that Validity Guarantor and Guarantor remain liable in accordance with the terms of the Validity Guaranty and Limited Personal Guaranty without offset or counterclaim. Validity Guarantor and Guarantor also acknowledge and agree that Validity Guarantor’s and Guarantor’s liability under the Guaranty is limited as set forth in the Validity Guaranty and Limited Personal Guaranty.

4.       EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment No. 4, Borrower will pay Crestmark a fee of $10,000.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 4, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment No. 4 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment No. 4, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Validity Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge the foregoing Amendment No. 4.

29

B.       That payment of the Indebtedness is the valid obligation of Borrower and Validity Guarantor and, as of the date hereof, Borrower and Validity Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 4 shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.       RELEASE:

In consideration of Crestmark executing this Amendment No. 4, Borrower and Validity Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Validity Guarantor have against Crestmark from the date of Borrower's and Validity Guarantor's first contact with Crestmark up to the date of this Amendment No. 4. Borrower and Validity Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 4 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 4.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment No. 4 may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

30

The parties hereto have executed this Amendment No. 4 the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: /s/ Patricia Oakes
Patricia Oakes
Its:Vice President

"BORROWER"

Coherix, Inc.
a Michigan corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

"VALIDITY GUARANTOR"

By: /s/ Dwight D. Carlson
Dwight D. Carlson, Individually

31

AMENDMENT NO. 5

TO

SCHEDULE TO LOAN AND SECURITY AGREEMENT

This Amendment No. 5 to Schedule to Loan and Security Agreement is made this 23rd day of March, 2018, by and between CRESTMARK BANK, a Michigan banking corporation, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), Coherix, Inc., a Michigan corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and Dwight D. Carlson (“Validity Guarantor”). This Amendment No. 5 amends that certain Loan and Security Agreement and Schedule executed August 19, 2016, as amended by Amendment No. 1 to Schedule to Loan and Security Agreement dated February 1, 2017, as amended by Amendment No. 2 to Schedule to Loan and Security Agreement dated April 26, 2017, as amended by Amendment No. 3 to Schedule to Loan and Security Agreement dated June 8, 2017, and as amended by Amendment No. 4 to Schedule to Loan and Security Agreement dated September 14, 2017 (as amended, collectively referred to herein as the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Validity Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Validity Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including, but not limited to, resetting the Borrowing Base.

Accordingly, the parties agree as follows:

1.       INCORPORATION BY REFERENCE:

All definitions and terms used in the Agreement, Schedule and the Loan Documents are hereby incorporated in this Amendment No. 5.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

2(b)(ii) the Borrowing Base, not to exceed Two Million ($2,000,000.00) Dollars (subparagraphs (i) – (ii) are collectively the e Formula”).

The Borrowing Base as of the date of the execution of this Amendment No. 5 is Two Million Dollars ($2,000,000.00). Beginning May 15, 2018, the Borrowing Base will be reduced by twelve equal consecutive monthly payments of $166,666.67, and continuing on the fifteenth day of each month thereafter until the Borrowing Base has been paid in full. If at any time either the Borrower or Panasonic chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.

3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark, and in consideration of Crestmark's reliance hereon, Validity Guarantor and Guarantor have executed the Validity Guaranty dated August 17, 2016, and a Limited Personal Guaranty dated of even date herewith (the "Validity Guaranty" and “Limited Personal Guaranty”, respectively). Validity Guarantor and Guarantor hereby acknowledge and agree to the amendments and modification set forth above and reaffirm the Validity Guaranty and Limited Personal Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor and Guarantor further acknowledge that Validity Guarantor and Guarantor remain liable in accordance with the terms of the Validity Guaranty and Limited Personal Guaranty without offset or counterclaim. Validity Guarantor and Guarantor also acknowledge and agree that Validity Guarantor’s and Guarantor’s liability under the Guaranty is limited as set forth in the Validity Guaranty and Limited Personal Guaranty.

32

4.       EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment No. 5, Borrower will pay Crestmark a fee of $5,000.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment No. 5, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment No. 5 does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment No. 5, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Validity Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge the foregoing Amendment No. 5.

B.       That payment of the Indebtedness is the valid obligation of Borrower and Validity Guarantor and, as of the date hereof, Borrower and Validity Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment No. 5 shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

7.       RELEASE:

In consideration of Crestmark executing this Amendment No. 5, Borrower and Validity Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Validity Guarantor have against Crestmark from the date of Borrower's and Validity Guarantor's first contact with Crestmark up to the date of this Amendment No. 5. Borrower and Validity Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment No. 5 and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment No. 5.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment No. 5 may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

33

The parties hereto have executed this Amendment No. 5 the day and year first appearing above.

"CRESTMARK"

Crestmark Bank
a Michigan banking corporation

By: /s/ Jean Hellman
Jean Hellman
Its:Vice President

"BORROWER"

Coherix, Inc.
a Michigan corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

"VALIDITY GUARANTOR"

By: /s/ Dwight D. Carlson
Dwight D. Carlson, Individually

34

AMENDMENT NO. 6

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 6 to Loan and Security Agreement (“Amendment”) is made this 4th day of October, 2018, by and between CRESTMARK, A DIVISION OF METABANK, a federal savings bank, whose address is 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 ("Crestmark"), as assignee of Crestmark Bank, COHERIX, INC., a Delaware corporation, whose chief executive office is located at 3980 Ranchero Drive, Ann Arbor, MI 48108 ("Borrower"), and DWIGHT D. CARLSON (“Validity Guarantor” and “Guarantor”). This Amendment amends that certain Loan and Security Agreement executed August 19, 2016, as amended by Amendment No. 1 dated February 1, 2017, Amendment No. 2 dated April 26, 2017, Amendment No. 3 dated June 8, 2017, Amendment No. 4 dated September 14, 2017 and Amendment No. 5 dated March 23, 2018 (as so amended, the "Agreement").

BACKGROUND:

The parties have executed the Agreement and Loan Documents;

The Borrower and Guarantor are indebted and/or obligated to Crestmark without offset or deduction pursuant to the Agreement and the Loan Documents all of which are in full force and effect; and

Borrower, Crestmark, and Guarantor, desire to modify and amend certain terms, conditions, covenants and obligations contained in the Agreement and the Loan Documents, including increasing the Maximum Amount and resetting the Borrowing Base.

Accordingly, the parties agree as follows:

1.       DEFINED TERMS:

Capitalized terms that are not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

2.       AMENDMENT AND MODIFICATION TO THE AGREEMENT:

A.       Section 2(a) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

“2(a)       Four Million Dollars ($4,000,000.00) (“Maximum Amount”); or”

B.       Section 2(b)(ii) of the Schedule to the Agreement is hereby deleted in its entirety, and in lieu thereof, the following is inserted:

“2(b)(ii)       the Borrowing Base, not to exceed Three Million ($3,000,000.00) Dollars (subparagraphs (i) – (ii) are collectively the Advance Formula”).

The Borrowing Base as of the date of the execution of this Amendment No. 6 is Three Million Dollars ($3,000,000.00). The Borrowing Base will be reduced by $250,000.00 each month, beginning on October 15, 2018 and on the fifteenth day of each month thereafter until the Borrowing Base has been paid in full. If at any time either the Borrower or Account Debtor Panasonic (“Panasonic”) chooses to terminate the Technical Collaboration and Licensing Agreement between Borrower and Panasonic, then any indebtedness still due and owing under the Borrowing Base shall become immediately due and payable in full.”

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3.       REAFFIRMATION OF GUARANTY:

As a specific inducement to Crestmark to enter into the Agreement, Validity Guarantor and Guarantor have executed a Validity Guaranty dated August 17, 2016 and Limited Personal Guaranty dated September 17, 2017, as amended (the “Validity Guaranty“ and “Personal Guaranty”, respectively). Validity Guarantor and Guarantor hereby acknowledge and agree to the amendments and modifications set forth above and reaffirm the Validity Guaranty and Personal Guaranty with respect to all liabilities, obligations and the Indebtedness therein guaranteed as herein amended and modified. Validity Guarantor and Guarantor further acknowledge that Validity Guarantor and Guarantor remain liable in accordance with the terms of the Validity Guaranty and Personal Guaranty without offset or counterclaim. Validity Guarantor and Guarantor also acknowledge and agree that Validity Guarantor’s and Guarantor’s liability under each Guaranty is limited as set forth in the Validity Guaranty and Personal Guaranty.

4.       EXPENSES:

In consideration of the extension of the loan and the execution of this Amendment, Borrower will pay Crestmark a fee of $10,000.00, which fee is fully earned as of the date hereof, and non-refundable. Borrower will promptly pay all expenses, fees and costs incurred by Crestmark with respect to the preparation, execution, and delivery of this Amendment, and all other documents contemplated herewith, including reasonable attorneys' fees.

5.       NO WAIVER:

Borrower acknowledges that the execution of this Amendment does not constitute a waiver or cure of any Default, whether matured or otherwise, if any, that previously existed or now exists under the Agreement or any Loan Document. By execution of this Amendment, Crestmark will not be deemed to have waived any of its rights or remedies under the Agreement or any Loan Document.

6.       SURVIVAL, REAFFIRMATION, AND NO DEFENSES:

Each undersigned Borrower and Guarantor agrees, in all capacities in which the signatory has executed the Agreement or any of the Loan Documents, as follows:

A.       That, except as herein expressly modified or amended, all terms, conditions, covenants, representations and warranties contained in the Agreement and the Loan Documents are true and correct, continue to be satisfied in all respects and are legal, valid and binding obligations. The undersigned hereby ratify, agree to and confirm the Agreement and the Loan Documents and consent to and acknowledge this Amendment.

B.       That payment of the Indebtedness is the valid obligation of Borrower and Guarantor and, as of the date hereof, Borrower and Guarantor have absolutely no defenses, claims, rights of set-off or counterclaims against Crestmark or the payment of the Indebtedness. This Amendment shall not impair the rights, remedies and Collateral given in the Agreement and the Loan Documents.

C.       That the liability of the undersigned howsoever arising or provided for in the Agreement and the Loan Documents is hereby reaffirmed.

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7.       RELEASE:

In consideration of Crestmark executing this Amendment, Borrower and Guarantor do each hereby release and discharge Crestmark of and from any and all claims, harm, causes of action, liabilities, injuries, expenses (including attorneys’ fees) and damages of any and every kind, known or unknown, legal or equitable, which Borrower or Guarantor have against Crestmark from the date of Borrower's and Guarantor's first contact with Crestmark up to the date of this Amendment. Borrower and Guarantor confirm to Crestmark that they have reviewed the effect of this release with legal counsel of their choice, or have been afforded the opportunity to do so, prior to the execution of this Amendment and each acknowledges and agrees that Crestmark is relying upon this release in executing this Amendment.

8.       CONFIRMATION OF LIEN UPON COLLATERAL:

The Borrower acknowledges and agrees that pursuant to the terms of the Agreement, the obligations of the Borrower and the Indebtedness are secured by a first priority lien and security interest in the Collateral (as defined in the Agreement). The Collateral is and shall remain subject to and encumbered by the lien, charge, and encumbrance of the Agreement, and nothing contained herein shall affect or be construed to affect the lien or encumbrance created by the Agreement or the priority thereof.

9.       NO ORAL MODIFICATION:

This Amendment may only be altered or modified by written instrument duly executed by Borrower and Crestmark.

[signatures on next page]

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The parties hereto have executed this Amendment the day and year first appearing above.

"CRESTMARK"

Crestmark, a division of MetaBank
a federal savings bank

By: /s/ Patricia Oakes
Patricia Oakes
Its:Vice President

"BORROWER"

Coherix, Inc.
a Delaware corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

The undersigned Validity Guarantor and Guarantor, by signing this Amendment, agrees he has read and understands this Amendment and agrees to all of its terms.

"VALIDITY GUARANTOR"

/s/ Dwight D. Carlson
Dwight D. Carlson, Individually

“GUARANTOR”

/s/ Dwight D. Carlson
Dwight D. Carlson, Individually

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THIRD AMENDED AND RESTATED

PROMISSORY NOTE

Principal Amount $4,000,000.00	Troy, Michigan

Dated: August 19, 2016

Amended and Restated: September 14, 2017

Second Amended and Restated: March 23, 2018

Third Amended and Restated: October 4, 2018

This Promissory Note (“Note”) is made by the Borrower who has signed this Note. The Borrower promises to pay to the order of CRESTMARK, a division of MetaBank, a federal savings bank (“Crestmark"), as assignee of Crestmark Bank, ON DEMAND, at its offices located at 5480 Corporate Drive, Suite 350, Troy, Michigan 48098 or at such other place as Crestmark or the person that then holds this Note designates in writing, the principal amount set forth above or such lesser or greater amount as may then be due under the Agreement (as defined below), plus interest, fees and expenses as hereinafter provided. All payments that are made must be made in lawful money of the United States of America in immediately available funds. Borrower does not have any right to offset, deduction, or counterclaim from the amount due.

This Note is referred to in and was delivered pursuant to the Loan and Security Agreement (“Agreement”) dated August 19, 2016, as amended by Amendment No. 1 dated February 1, 2017, Amendment No. 2 dated April 26, 2017, Amendment No. 3 dated June 8, 2017, Amendment No. 4 dated September 14, 2017, Amendment No. 5 dated March 23, 2018, and Amendment No. 6 to Loan and Security Agreement of even date between Borrower and Crestmark under which Advances, repayment and further Advances may be made from time to time, pursuant to the provisions of the Agreement. Reference is made to the Agreement for additional terms relating to this Note and the security given for this Note. Any capitalized terms used in this Note, if not defined in this Note, will have the meanings assigned to such terms in the Agreement.

The outstanding principal balance of this Note will bear interest based upon a year of 360 days with interest being charged for each day the principal amount is outstanding including the date of actual payment. The interest rate with respect to the Accounts Receivable Line of Credit will be a rate which is equal to two (2.00%) percentage points in excess of that rate shown in the Wall Street Journal as the prime rate (the “Effective Rate”). Interest on this Note will change with each change in the prime rate so published. If at any time Crestmark either abandons the use of the Wall Street Journal prime rate or the Wall Street Journal prime rate is no longer published, then Crestmark will establish a similar replacement rate in its sole discretion. Notwithstanding the foregoing, at no time will the Effective Rate be less than seven (7.00%) percent per annum.

Borrower must pay interest on the principal amount which is outstanding each month in arrears commencing on the first day of the month following the funding of the transaction, and continuing on the first day of each month thereafter until the Obligations are fully paid. If the Agreement so provides, interest will also be payable at the same rate on all other sums constituting Obligations. If any payment is due on a day which Crestmark is not open for business, then payments will be made on the next business day. Payments will be applied in the manner provided in the Agreement. If Borrower at any time pays less than the amount then due, Crestmark may accept such payment, but the failure to pay the entire amount due is a Default. The (i) failure of Borrower to comply with the provisions of the Agreement or (ii) failure to pay the Obligations following demand will permit Crestmark to charge the Extra Rate. The “Extra Rate” shall mean the Effective Rate plus eight (8.00%) percent per annum.

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Should Borrower make any payment by mail, the payment must be actually received by Crestmark before the payment is credited but payment is still subject to the Clearance Days as defined in the Schedule to the Agreement. Borrower assumes all risk resulting from non-delivery or delay, in delivery of any payment no matter how the payment is delivered.

If Borrower elects to prepay this Note and/or terminate the Agreement, Borrower may do so, but only upon payment of all the Obligations, including the Exit Fee set forth in the Schedule.

It is the intent of the parties that the rate of interest and other charges to Borrower under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit Crestmark may lawfully charge Borrower, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be credited to the outstanding principal balance of this Note, or if no such amount is outstanding, refunded to Borrower.

Borrower waives any obligation of Crestmark to present this Note for payment or to give any notice of nonpayment or notice of protest and any other notices of any kind. The liability of the Borrower is absolute and unconditional, without regard to the liability of any other party.

The Borrower will reimburse Crestmark for all costs and expenses including attorneys’ fees incurred by Crestmark in enforcing its rights under this Note.

This Note amends and restates in its entirety a certain Promissory Note (Line of Credit) dated August 19, 2016, as amended by Amended and Restated Promissory Note (Line of Credit) dated September 14, 2017 and Second Amended and Restated Promissory Note dated March 23, 2018 from Borrower to Crestmark. This Note does not constitute a novation or extinguishment of the existing indebtedness evidenced by said promissory note and said indebtedness is still outstanding.

COHERIX, INC.
a Delaware corporation

By: /s/ Dwight D. Carlson
Dwight D. Carlson
Its: CEO

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AMENDED AND RESTATED

LIMITED PERSONAL GUARANTY

This Amended and Restated Limited Personal Guaranty (“Guaranty”) is made on October 4, 2018, by Dwight Carlson (“Guarantor”) in favor of Crestmark, a division of MetaBank (“Crestmark”), as assignee of Crestmark Bank, to induce Crestmark to make a loan and/or extend or continue to extend credit to Coherix, Inc., a Delaware corporation (“Borrower”). This Guaranty amends and restates in its entirety the Limited Personal Guaranty dated September 14, 2017 given by Guarantor in favor of Crestmark Bank. Guarantor has determined that executing and delivering this Guaranty is in Guarantor’s interest and to Guarantor’s benefit.

1.                  Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Crestmark: (a) the full, prompt and unconditional payment when due of all Indebtedness (as defined in the Loan and Security Agreement between Crestmark and Borrower (as amended, the “Loan Agreement”)), including, but not limited to, principal, interest and fees on that certain $4,000,000.00 Third Amended and Restated Promissory Note (Line of Credit) (the "Note"), as it may be amended or restated and whether on demand, at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise; and (b) the punctual and faithful performance and observation by Borrower of all duties, agreements, covenants, representations and obligations of Borrower contained in the Loan Documents (as defined in Section 3), limited to One Million Dollars ($1,000,000.00), plus interest, attorneys' fees and other collection costs incurred in enforcing this Guaranty and any of the Loan Documents. Provided, however, Guarantor's liability is unlimited with respect to the following: (a) fraud or material misrepresentation made in or in connection with the loan or the Loan Documents, including the application and financial statements submitted therewith; (b) the amount of unpaid taxes or unpaid charges for labor, materials or other charges which can create liens on any portion of the Collateral or premises; (c) the misappropriation of proceeds of insurance covering the Collateral or premises, proceeds arising from the sale or condemnation of the Collateral or premises or rentals from the premises; (d) any account receivable of the Borrower, or the documents reflecting such account receivable, against which Crestmark made a Money Advance (i) were not genuine and accurate in all respects, (ii) did not arise out of a completed, bona fide sale and delivery of goods and rendition of services in the ordinary course of business, or (iii) were subject to offset, deduction or counterclaim; (e) any Borrower Certificate delivered to Crestmark is otherwise not true and correct in all respects; (f) any account debtors of Borrower are notified by Borrower or Guarantor to send payments to a party other than Crestmark or other than to the lockbox account; or (g) any inventory report submitted to Crestmark pursuant to the Loan Agreement is not true and correct in all respects. Crestmark may, in its sole discretion, apply any proceeds received from foreclosure or other realization on the Collateral, or any payments received from either Borrower or any other guarantors, to the repayment of any Indebtedness without in any way or to any extent reducing (or without it being applied to) the aforementioned limitation on Guarantor's liability. Only payments made by Guarantor pursuant to this Guaranty, and not by any other guarantor, will be applied against the limit of this Guaranty set forth above.

2.                  Absolute, Unconditional and Continuing Obligation. This Guaranty is an absolute, continuing, unconditional, irrevocable and limited guaranty. Guarantor will not be relieved from any obligations under this Guaranty until this Guaranty is terminated in accordance with Section 14. The obligations and liabilities of Guarantor will continue notwithstanding any defect in the genuineness, validity or enforceability of the Indebtedness or the Loan Documents, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the liabilities of a surety or guarantor or which might otherwise limit recourse against Guarantor. This is a guarantee of payment and not of collection.

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3.                  The Loan Documents. The Loan Agreement, the Note, and all other related documents now existing or hereafter arising and executed in connection with the loan, including all amendments and restatements thereto (collectively, the "Loan Documents"), are incorporated into and made a part of this Guaranty by reference.

4.                  Continuation of Liability. The liability and obligations of Guarantor will in no way be affected, impaired, diminished or released by any action or inaction whatsoever other than the indefeasible payment in full and in cash of the Indebtedness.

5.                  Unconditional Waiver of all Defenses. Guarantor unconditionally, absolutely and irrevocably waives each and every defense that under principles of guaranty or suretyship law would otherwise operate to impair or diminish the liability of Guarantor for the Indebtedness.

6.                  Exercise of Rights by Crestmark against Guarantor. Anything herein to the contrary notwithstanding, it is understood and agreed that the Lender shall not seek to enforce this Limited Guaranty until such time as Lender, in Lender’s sole discretion, has determined that it has completed the liquidation of the collateral securing the Indebtedness. Thereafter, the Lender may enforce this Limited Guaranty against the Guarantor hereunder, limited as set forth in Section 1 above. Without limiting the foregoing sentence, the requirement to undertake reasonable efforts may be satisfied by sending a notification letter to Account Debtors and initiating a foreclosure by advertisement of the Inventory. All rights, powers and remedies of Crestmark hereunder and under the Loan Documents are cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Crestmark by law and by agreement.

7.                  Subordination/Subrogation. In the event that Guarantor becomes obligated to pay any sums to Borrower, or in the event that Borrower or any subsequent owner of any Collateral is now or hereafter becomes indebted to Guarantor other than for customary salary and bonuses (collectively, "Debt"), the Debt will at all times be subordinate as to lien, payment and all other respects, to the Indebtedness, and Guarantor will not, among other things, accept any payment from Borrower with respect to the Debt without Crestmark's prior written consent. Furthermore, until the Indebtedness is indefeasibly paid in full and in cash, and the Loan Agreement is terminated, Guarantor hereby absolutely, irrevocably and unconditionally waives all rights Guarantor may have, at law or in equity, to seek or claim subrogation. Crestmark has no duty to enforce or protect any rights which the Guarantor may have against Borrower or any other Person, and Guarantor assumes full responsibility for enforcing and protecting such rights.

8.                  Representations and Warranties. Guarantor represents, warrants and covenants to Crestmark that: (a) Guarantor has completely read and understands the Loan Documents and agrees to all those portions which apply to Guarantor; (b) Guarantor was provided an opportunity to review the Loan Documents with its legal counsel; (c) any financial statements of Guarantor furnished Crestmark are true and correct and include all contingent liabilities of Guarantor; (d) since the date of any financial statements furnished to Crestmark, no material adverse change has occurred in the financial condition of Guarantor; (e) there are no pending or threatened legal proceedings or judgments against Guarantor, and no federal or state tax liens have been filed or threatened against Guarantor; and (f) Guarantor is not in default or claimed default under any agreement for borrowed money. Guarantor agrees to immediately give Crestmark written notice of any material adverse change in its financial condition.

9.                  Expenses. Guarantor agrees to pay all expenses (including attorneys’ fees) incurred by Crestmark in connection with the enforcement of Crestmark's rights under the Loan Documents, this Guaranty, and the collection of the Indebtedness.

10.                Transfer of Assets. Guarantor further agrees that until the Indebtedness is indefeasibly paid in full, and in cash, and the Loan Agreement is terminated, Guarantor will not, without Crestmark’s prior written consent: (a) make any voluntary transfer of any of Guarantor's assets which would have the effect of materially diminishing Guarantor's present net worth; or (b) guaranty the debts or obligations of any other person or entity.

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11.                Reinstatement. This Guaranty will continue to be effective or will be automatically reinstated, as the case may be, if at any time payment of all or part of the Indebtedness is rescinded or must otherwise be restored or returned by Crestmark, including in connection with Borrower’s bankruptcy or insolvency.

12.                Joint and Several Liability. The term "Guarantor" shall mean each person executing this Guaranty, each individually and together collectively, and the obligations of Guarantor and any other guarantor executing a guaranty of all or any portion of the Indebtedness will be joint and several.

13.                Assignability/Binding Effect. This Guaranty shall be assignable by Crestmark without notice to Guarantor and shall inure to the benefit of Crestmark and to any subsequent successors and assigns. In the event of the death of Guarantor, this Guaranty shall continue in effect against the estate of Guarantor.

14.                Termination. Notwithstanding anything contained herein to the contrary, the liability of Guarantor will be terminated only in the event that: (a) Borrower or Guarantor has indefeasibly paid Crestmark in cash and in full the Indebtedness; and (b) the Loan Agreement is terminated.

15.                Severability. If any provision of this Guaranty is in conflict with any statute or rule of law or is otherwise unenforceable for any reason, then that provision will be deemed null and void to the extent of the conflict or unenforceability and will be deemed severable, but it will not invalidate any other provision of this Guaranty.

16.                Complete Agreement. This Guaranty is the final, complete and exclusive expression of the agreement between Guarantor and Crestmark with respect to the subject matter of this Guaranty. This Guaranty cannot be modified or amended except in a writing signed by both Guarantor and Crestmark.

The Guarantor executes this Guaranty as of the day and year first above written.

GUARANTOR:

/s/ Dwight D. Carlson
Dwight D. Carlson

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